SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 26, 2004

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18335	74-2148293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25025 Interstate 45 North, Suite 600

The Woodlands, Texas 77380

(Address of Principal Executive Offices and Zip Code)

(281) 367-1983

(Registrant's Telephone Number, Including Area Code)

TABLE OF CONTENTS

Item 7. Financial Statements and Exhibits	Page 1
Item 12. Results of Operations and Financial Condition	Page 1
Exhibit Index	Page 2
Signatures	Page 3

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated April 26, 2004, issued by TETRA Technologies, Inc.

Item 12. Results of Operations and Financial Condition.

On April 26, 2004, TETRA Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of 2004. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 12 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated April 26, 2004, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By: /s/Geoffrey M. Hertel

Geoffrey M. Hertel

President & Chief Executive Officer

Date: April 26, 2004

Exhibit 99.1

For Immediate Release

TETRA TECHNOLOGIES, INC.

ANNOUNCES FIRST QUARTER 2004 EARNINGS

April 26, 2004 (The Woodlands, Texas), TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI) today announced that its first quarter 2004 earnings were $0.08 per share, fully diluted. The $0.08 corresponds to the $0.11 per share reported in the first quarter of 2003 (before discontinued operations and the cumulative effect of accounting changes for both periods).

Consolidated revenues for the first quarter of 2004 were $69,961,000 versus the $64,492,000 reported in the first quarter of 2003. Gross profit margins were $14,849,000 in the first quarter of 2004 versus the $13,453,000 reported in the comparable period of 2003. Net income (excluding discontinued operations and cumulative effect of accounting change) for the first quarter of 2004 was $1,896,000 versus $2,455,000 in the first quarter of 2003.

Consolidated results per share before discontinued operations and cumulative effect of accounting change for the first quarter of 2004 were earnings of $0.08 with 23,710,000 weighted average diluted common and common equivalent shares outstanding versus $0.11 with 22,314,000 weighted average diluted common and common equivalent shares outstanding in the first quarter of 2003.

Divisional pretax earnings from continuing operations in the first quarter of 2004 versus the first quarter of 2003 were: Fluids – $3,878,000 in 1Q 2004 and $3,355,000 in 1Q 2003; Well Abandonment & Decommissioning – $363,000 in 1Q 2004 and $2,016,000 in 1Q 2003; and, Testing & Services – $2,204,000 in 1Q 2004 and $1,711,000 in 1Q 2003.

Geoffrey M. Hertel, Chief Executive Officer, stated, “As we outlined in our April 13, 2004 press release, a number of factors have caused us to modify our outlook for 2004. Among the most significant factors that have resulted in the reevaluation of our original estimates are:

• less decommissioning,

• more offshore well abandonment,

• less WA&D work during the year from Maritech’s baseload,

• somewhat better Inland Water WA&D profits in the second quarter,

• a weaker Gulf of Mexico (GOM) market for Fluids, and

• a larger share of the GOM Fluids market.

“The reasons decommissioning may be below the original guidance are that some companies have held onto properties longer than anticipated because: large packages of properties have taken a long time to sell; plugging of wells continues at an accelerated pace, but the associated platforms are being kept in place for possible deep drilling; and, given the higher commodity prices, E&P companies are experiencing positive cash flow even from marginal properties. One bright spot is that, with less decommissioning, many companies are spending their budgeted WA&D monies on well abandonment projects.

“Our projected WA&D work performed for Maritech could be reduced for two reasons. First, purchases of properties have been slow (although they now appear to be picking up). The second reason is tied to Maritech’s success in developing additional reserves on purchased properties. This success tends to “push out” WA&D work. Clearly then, Maritech’s reported successful reserve increases have postponed some anticipated 2004 work. Finally, our Inland Water work load is beginning to increase earlier than previously estimated. This should significantly improve financial results for Inland Water in the second quarter.

“A large portion of our domestic Fluids revenues comes from GOM drilling activities. The rig count has actually declined in the GOM since the end of 2003. Our original assumption of a 115 average GOM rig count for 2004 (Baker Hughes) now appears high. This negatively affected the first quarter. However, TETRA has recently been awarded a number of significant contracts for fluids and services in the GOM. We now anticipate that Fluids results may surpass our original 2004 guidance, because the increased market share should more than offset the reduced market. Also, we are implementing price increases for certain products and services offered to this market. We expect that most of this improvement will be in the final three quarters of 2004.

“Our Fluids and Testing & Services Divisions are beginning to experience cyclical improvement both from activity and also from recently implemented price increases. With some decommissioning activity postponed, the previously anticipated second and third quarter spike in WA&D profits should be moderated. Also, TETRA’s increasing well abandonment activity could carry over into the fourth quarter. In the aggregate, these factors should increase profits significantly above first quarter levels and make profits in each of the last three quarters of this year more comparable.

“Between the weak GOM activity and the seasonally slow WA&D activity, our first quarter profits were not significant. Even in this environment, the success of TETRA’s business philosophy, which emphasizes cash generation, was apparent. During the first quarter, TETRA more than doubled its cash position to approximately $37.2 million (up from $16.9 million at year end). With essentially no long-term debt, TETRA’s unleveraged balance sheet gives us significant financial flexibility, particularly relating to growth opportunities,” concluded Hertel.

TETRA is an oil and gas services company, including an integrated calcium chloride and brominated products manufacturing operation that supplies feedstocks to energy markets, as well as other markets.

This press release includes certain statements that are deemed to be forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Certain Business Risks” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

	Three Months Ended March 31,
	2004	2003
	(In Thousands, Except Per Share Amounts)

Revenues
Fluids Division	$33,998	$28,295
WA&D Division	22,756	25,350
Testing & Services Division	13,319	11,196
Eliminations and other	(112)	(349)
Total revenues	69,961	64,492

Gross Profit
Fluids Division	7,387	6,488
WA&D Division	3,717	4,676
Testing & Services Division	3,756	2,300
Eliminations and other	(11)	(11)
Total gross profit	14,849	13,453

General and administrative expense	11,934	10,002
Operating income	2,915	3,451

Interest expense (income), net	(94)	208
Other expense (income)	47	(550)

** Income before taxes, discontinued operations and cumulative effect of change in accounting principle	2,962	3,793

Provision for income taxes	1,066	1,338

Income before discontinued operations and cumulative effect of change in accounting principle	1,896	2,455

Discontinued operations:
Loss from discontinued operations, net of taxes	(128)	(569)

Net income before cumulative effect of accounting change	1,768	1,886
Cumulative effect of change in accounting principle, net of taxes	–	(1,464)

Net income	$1,768	$422

** Income before taxes, discontinued operations and cumulative effect of change in accounting principle
Fluids Division	3,878	3,355
WA&D Division	363	2,016
Testing & Services Division	2,204	1,711
Corporate overhead	(3,483)	(3,289)
Total	2,962	3,793

	Three Months Ended March 31,
	2004	2003
	(In Thousands, Except Per Share Amounts)

Basic per share information:
Income before discontinued operations and cumulative effect of change in accounting principle	$0.09	$0.11
Income (loss) from discontinued operations	(0.01)	(0.02)
Cumulative effect of change in accounting principle, net of taxes	–	(0.07)
Net income	$0.08	$0.02

Weighted average shares outstanding	22,311	21,639

Diluted per share information:
Income before discontinued operations and cumulative effect of change in accounting principle	$0.08	$0.11
Income (loss) from discontinued operations	(0.01)	(0.02)
Cumulative effect of change in accounting principle, net of taxes	–	(0.07)
Net income	$0.07	$0.02

Weighted average shares outstanding	23,710	22,314

Depreciation, depletion and amortization	$6,372	$7,322

(A) Information presented for each period reflects TETRA's Damp Rid, Inc. and Norwegian process services operations as discontinued operations.

Balance Sheet	March 31, 2004	December 31, 2003
	(In Thousands)
Cash	$37,233	$16,925
Accounts receivable, net	60,079	70,769
Inventories	35,153	35,116
Other current assets	12,254	13,991
PP&E, net	142,520	144,098
Other assets	29,187	28,700
Total assets	$316,426	$309,599

Current portion of long-term debt	$8	$8
Other current liabilities	46,677	44,681
Long-term debt	2	4
Other long-term liabilities	54,970	54,137
Equity	214,769	210,769
Total liabilities and equity	$316,426	$309,599

Contact:

TETRA Technologies, Inc., The Woodlands, Texas

Geoffrey M. Hertel, 281/367-1983

Fax: 281/364-4398

www.tetratec.com

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